GGK

                          GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants
                  --------------------------------------------
                                     NEXIA
                                 INTERNATIONAL


January 22, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4 of Form 8-K dated January 15, 2002 of RMS Titanic, Inc. and are in agreement with the statements contained in paragraphs 1,2 and 4.


Sincerely,

/s/ Goldstein Golub Kessler LLP
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Goldstein Golub Kessler LLP